Exhibit 99.1

Pyramid Oil Company	FOR IMMEDIATE RELEASE:

Pyramid Oil Company Reports First Quarter Financial Results

BAKERSFIELD, Calif. – May 14, 2013 – Pyramid Oil Company (Amex: PDO) today announced financial results for its first quarter ended March 31, 2013.

First quarter revenue was $1.0 million versus $1.4 million in the same quarter of fiscal 2012. The decrease was attributable to lower crude sales volumes versus the year-ago first quarter, and lower crude oil prices, which declined by $5.53 per average barrel of oil equivalent (BOE) to $106.29 from $111.82 per average BOE in the 2012 first quarter.

Operating income was $164,000 versus $457,000 in the first quarter last year. Net income was $113,000, or $0.02 per share, versus $372,000, or $0.08 per share, during the same quarter in 2012.

Pyramid ended the first quarter with cash, cash equivalents and short-term investments of $6.0 million, total current assets of $7.1 million, and working capital of $6.4 million. The Company also reported long-term assets in the form of certificates of deposit of $1.1 million. Current liabilities at March 31 were $680,000 and total liabilities were $2.0 million. Stockholders’ equity at the end of the quarter was $10.8 million.

“We remain focused on advancing our previously discussed 2013 drilling program, which principally involves re-entering various wells on our Delaney Tunnell property in Santa Maria California,” said John Alexander, president and CEO. “We are currently working to secure the required State drilling permits and a contract rig, and hope to commence drilling operations during the second half of the year.”

About Pyramid Oil Company

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.

Safe Harbor Statement

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of wells.

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CONTACTS:

John H. Alexander	Geoff High
President and CEO	Principal
Pyramid Oil Company	Pfeiffer High Investor Relations, Inc.
661-325-1000	303-393-7044

PYRAMID OIL COMPANY
BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2013	2012
	(Unaudited)	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$3,827,960	$3,834,097
Short-term investments	2,137,040	2,135,709
Trade accounts receivable	468,564	375,090
Income taxes receivable	67,069	73,069
Crude oil inventory	116,666	82,180
Prepaid expenses and other assets	201,135	257,370
Deferred income taxes	264,400	264,400

TOTAL CURRENT ASSETS	7,082,834	7,021,915

PROPERTY AND EQUIPMENT, at cost
Oil and gas properties and equipment
(successful efforts method)	20,044,387	20,007,453
Capitalized asset retirement costs	425,978	425,978
Drilling and operating equipment	2,058,744	1,966,750
Land, buildings and improvements	1,098,918	1,098,918
Automotive, office and other
property and equipment	1,202,544	1,202,544

	24,830,571	24,701,643
Less: accumulated depletion, depreciation,
amortization and valuation allowances	-21,066,303	-20,953,324

TOTAL PROPERTY AND EQUIPMENT	3,764,268	3,748,319

INVESTMENTS AND OTHER ASSETS
Long-term investments	1,108,968	1,101,526
Deferred income taxes	565,700	621,800
Deposits	250,000	250,000
Other Assets	17,380	17,380

TOTAL INVESTMENTS OTHER ASSETS	1,942,048	1,990,706

TOTAL ASSETS	$12,789,150	$12,760,940

PYRAMID OIL COMPANY
BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31,	December 31,
	2013	2012
	(Unaudited)	(Audited)

CURRENT LIABILITIES:
Accounts payable	$191,426	$226,759
Accrued professional fees	89,838	120,000
Accrued taxes, other than income taxes	70,407	70,407
Accrued payroll and related costs	72,978	58,954
Accrued royalties payable	205,892	204,509
Accrued insurance	49,348	94,116

TOTAL CURRENT LIABILITIES	679,889	774,745

LONG TERM DEBT, net of current maturites	0	0

LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	1,338,240	1,327,861

TOTAL LIABILITIES	2,018,129	2,102,606

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock-no par value;
10,000,000 authorized shares;
no shares issued or outstanding	0	0
Common stock-no par value;
50,000,000 authorized shares;
4,688,085 shares issued and
outstanding	1,682,971	1,682,971
Retained earnings	9,088,050	8,975,363

TOTAL STOCKHOLDERS' EQUITY	10,771,021	10,658,334

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,789,150	$12,760,940

PYRAMID OIL COMPANY
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended March 31,
	2013	2012

REVENUES:
Oil and gas sales	$1,007,803	$1,369,058

COSTS AND EXPENSES:
Operating expenses	434,438	429,941
General and administrative	222,141	211,016
Taxes, other than income and payroll taxes	30,397	47,421
Provision for depletion,
depreciation and amortization	112,979	181,156
Accretion expense	10,379	13,087
Other costs and expenses	33,225	29,805

	843,559	912,426

OPERATING INCOME	164,244	456,632

OTHER INCOME (EXPENSE):
Interest income	10,311	10,690
Other income	0	0
Interest expense	0	-426

	10,311	10,264
INCOME BEFORE INCOME
TAX PROVISION	174,556	466,896
Income tax provision
Current	5,769	48,400
Deferred	56,100	46,400
	61,869	94,800

NET INCOME	$112,687	$372,096

BASIC INCOME PER COMMON SHARE	$0.02	$0.08

DILUTED INCOME PER COMMON SHARE	$0.02	$0.08

Weighted average number of
common shares outstanding	4,688,085	4,683,853

Diluted average number of
common shares outstanding	4,688,085	4,687,033